                                                                   EXHIBIT 11.1

                            MCLEODUSA INCORPORATED

          COMPUTATION OF LOSS PER COMMON AND COMMON EQUIVALENT SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                            1995          1996          1997
                                                         ----------    ----------    ---------
Computation of weighted average number of
     common shares outstanding and common
     equivalent shares: (A)
Common shares, Class A, outstanding at the
     beginning of the period                                14,456        16,387       36,173
Common shares, Class B, outstanding at the
     beginning of the period (B)                             7,671        15,626       15,626
Weighted average number of shares issued during
     the period                                              5,855         8,493        3,175
Weighted average number of shares reissued from the
     treasury during the period                                 22            --           --
                                                         ----------    ----------    ---------

Weighted average number of common shares and
     common equivalent shares                               28,004        40,506       54,974
                                                         ==========    ==========    =========
Net loss                                                 $ (11,329)    $ (22,346)    $(79,910)
                                                         ==========    ==========    =========
Loss per common share                                    $   (0.40)    $   (0.55)    $  (1.45)
                                                         ==========    ==========    =========

(A) All shares have been adjusted to give effect to the 3.75 for 1 stock split effected in the form of a stock dividend effective March 28, 1996.

(B) The Class B commom stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of June 30, 1997, all shares of Class B common stock had been converted into shares of Class A common stock.